                                                                     EXHIBIT 5.1

                                                              September 21, 1995

Board of Directors
First Data Corporation
401 Hackensack Avenue
Hackensack, New Jersey 07601

    Re: COMMON STOCK OF FIRST DATA CORPORATION

Gentlemen:

  I have acted as counsel to First Data Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement"), relating to the registration of shares of the Company's common stock, par value $0.01 per share, (the "First Data Common Stock") to be issued in accordance with the terms of the Agreement and Plan of Merger, dated as of June 12, 1995, as amended (the "Merger Agreement"), among First Financial Management Corporation, FDC Merger Corp. and the Company.

  In arriving at the opinions expressed below, I have reviewed the Merger Agreement and the Registration Statement and the Exhibits thereto. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed that the signatures on all documents that I have reviewed are genuine and that the First Data Common Stock will conform in all material respects to the description thereof set forth in the Registration Statement.

  Based on the foregoing, it is my opinion that the shares of First Data Common Stock to be issued pursuant to the Merger Agreement have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered and exchanged following consummation of the Merger as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

  The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the various state securities laws (blue sky laws) to the offer, sale, issuance or delivery of the First Data Common Stock.

  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not admit that I am an "expert" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                                          Very truly yours,

                                          /s/ Thomas A. Rossi
                                          Thomas A. Rossi
                                          Senior Counsel
                                          First Data Corporation